UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2007

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PARAMOUNT GOLD MINING CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverley Street

Ottawa, Ontario Canada

K2P 0W5

(Address of Principal Executive Office) (Zip Code)

(613) 226-9881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain statements included in this Form 8-k regarding Paramount Gold Mining Corp. ( the “Company”) that are not historical facts are forward-looking statements, including the information provided with respect to the future business operations and anticipated operations of the Company. These forward-looking statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, the success of our current or proposed business activities. Accordingly, actual results may differ.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 31, 2007 the Company’s Board of Directors filled a vacancy on its board with the appointment of Ian Talbot. Mr. Talbot joined the Company as a director effective May 31, 2007. He is an attorney and has significant experience with both mining and exploration stage companies. He is the president and CEO of Arcus Development Group Inc., a junior mineral exploration company. He is also a director of Rimfire Minerals Corporation, a junior exploration company listed on the TSX Venture Exchange. In addition, Mr. Talbot currently acts as associate legal counsel to Morton & Company, a boutique securities law firm in Vancouver, Canada.

Between 2002 and 2006, Mr. Talbot was employed by BHP Billiton World Exploration Inc. as senior legal counsel and worked exclusively on mineral property acquisitions, dispositions and related junior exploration company financings. During 2005, Mr. Talbot also acted as a BHP Billiton commercial manager and was responsible for the management of a junior exploration company stock portfolio valued in excess of US$20 million.

Prior to joining BHP Billiton, Mr. Talbot was a practicing attorney concentrating in corporate and securities matters for both public and private companies. He received his Bachelor of Laws degree from the University of British Columbia in 1989 and received a Bachelor of Science (geology) from Brandon University in 1984.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007

PARAMOUNT GOLD MINING CORP.

By:	/s/ CHRIS CRUPI
Christopher Crupi
Chief Executive Officer

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